UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2013

OFFICIAL PAYMENTS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33475	94-3145844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3550 Engineering Drive, Suite 400 Norcross, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 325-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

As a result of the Merger (as defined below), each of the remaining Company Shares (as defined below) (other than (i) Company Shares owned, directly or indirectly, by ACI Worldwide Inc. (“ACI”), Olympic Acquisition Corp. (“Purchaser”) or Official Payments Holdings Inc. (the “Company”), which were cancelled and ceased to exist, and (ii) Common Shares owned by the stockholders of the Company who perfect their dissenters’ rights under Section 262 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”)) were converted into the right to receive $8.35 per Common Share, without interest and less any required withholding taxes, which is the same amount per Company Share paid in the Offer.

Item 5.01. Changes in Control of Registrant.

On November 5, 2013, ACI announced the successful completion of its tender offer (the “Offer”) to acquire all outstanding shares of common stock (the “Common Shares”) of the Company, par value $0.01 per share, at a price of $8.35 per Common Share net to the seller in cash without interest and less any required withholding taxes.

The Offer was conducted by the Purchaser and ACI. Purchaser acquired a total of 11,263,992 shares (excluding 332,228 shares that were tendered pursuant to guaranteed delivery procedures) pursuant to the Offer (representing approximately 67.3 % of the outstanding Common Shares), resulting in a change in control of the Company.

Effective November 5, 2013, pursuant to the Agreement and Plan of Merger, dated as of September 23, 2013, by and among the ACI, Purchaser and the Company, ACI effected the merger of Purchaser with and into the Company (the “Merger”) pursuant to Section 251(h) of the DGCL (i.e., without a vote or meeting of the Company’s remaining shareholders). As a result of the Merger, the Company became a wholly owned subsidiary of ACI. The Company intends to deregister under the Securities Exchange Act of 1934, as amended and will no longer make filings with the SEC or otherwise comply with the SEC rules relating to publicly held companies. On November 5, 2013, ACI issued a press release announcing the Merger. The press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

Following the Merger, effective November 5, 2013, respectively, the articles of incorporation and bylaws of the Company were amended and restated in their entirety. Copies of the Company’s articles of incorporation and bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	exhibit

3.1	Amended and Restated Articles of Incorporation of Official Payments Holdings Inc.

3.2	Bylaws of Official Payments Holdings Inc.

99.1	Press Release of ACI Worldwide Inc. dated November 5, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICIAL PAYMENTS HOLDINGS, INC.

By:	/s/ Alex P. Hart
Name:	Alex P. Hart
Title:	President and Chief Executive Officer

Date: November 5, 2013

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